Exhibit 99.1 Investor Presentation June 22, 2020 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com 949-864-8000 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000

FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION

Forward Looking Statements

This investor presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. ("PPBI" or the "Company"), including its wholly-owned subsidiary Pacific Premier Bank ("Pacific Premier"). Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI's current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company's expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and the impact of the acquisition of Opus Bank ("Opus" or "OPB") and other acquisitions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI's future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we have made or may make, such as our recent acquisition of Opus, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR and potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission ("SEC"), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), "Measurement of Credit Losses on Financial Instruments," commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and other filings filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Non-U.S. GAAP Financial Measures

This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant's historical or future financial performance, financial position or cash flows that excluding amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI's non-U.S. GAAP measures, refer to the Appendix in this presentation.

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

2

PACIFIC PREMIER BANCORP, INC.

Premier banking franchise in key metropolitan areas throughout the Western U.S.

Corporate Overview

Headquarters	Irvine, CA
Exchange/Listing	NASDAQ: PPBI
Market Cap.	$2.0 billion[1]
Average Daily Volume	695,316 Shares[2]
Outstanding Shares	94,347,766[1]
Dividend Yield (Annualized)	4.6%[1]
# of Research Analysts	6 Analysts
Client Focus	Small & Middle-Market Businesses
Total Assets (as of 3/31/2020)	$20.0 billion (w/ Opus Bank ("OPB"))[3]
Branch Network	86 Full Service Branch Locations (Including OPB)

Financial Highlights

Balance Sheet and Capital Ratios[3]		Profitability Metrics	
Assets	$ 20,030	**ROAA**	0.89%
Loans HFI	$ 14,602	**ROATCE**	9.96%[4]
TCE / TA	8.68%[4]	**Efficiency Ratio**	52.6%[4]
Total RBC Ratio	13.48%	**PTPP ROAA**	2.03%[4]

Branch Footprint



WASHINGTON
Salem
OREGON
NEVAD
San Francisco
FORNIA
Las Veg
Los Angele
San Dieg
Mexicali
ARIZONA
Phoenix

16 Washington
Seattle MSA (15)
Other (1)

2 Washington/Oregon
Portland MSA (2)

3 Northern California
San Francisco MSA (3)

11 Central Coast California
San Luis Obispo (9)
Santa Barbara (2)

1 Nevada
Las Vegas (1)

49 Southern California
Los Angeles-Orange (31)
San Diego (7)
Riverside-San Bernardino (11)

4 Arizona
Phoenix (1)
Scottsdale (1)
Tucson (2)

Note: All dollars in millions
1. Market data as of June 18, 2020
2. 3-month average as of June 18, 2020
3. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020
4. Please refer to non-U.S. GAAP reconciliation in appendix

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

3

KEY INVESTMENT HIGHLIGHTS

Strong Franchise

- One of the premier commercial bank franchises in the Western U.S.
- Benefits from strength and size of attractive Western U.S. and Southern California economies
  - ➢ Completed acquisition of Opus Bank on June 1, 2020
- Comprehensive product offering targeting small & mid-market businesses

Prudent Risk Management

- Strong risk management culture with robust governance processes and experienced credit personnel
- Consistent excellent asset quality metrics and better-than-peer average credit losses and nonperforming loans
- Proactive credit risk management – limited net loan growth over the last 7 quarters

Financial Performance

- Solid profitability for Q1 2020 despite elevated provision expense from adoption of CECL
  - ➢ ROAA of 0.89% and ROATCE of 9.96%(1)
- Pre-tax pre-provision income of $58.7 million(1) in Q1 2020, compared to $56.2 million(1) in Q1 2019
  - ➢ Annualized pre-tax pre-provision ROAA of 2.03%(1)
- Efficiency ratio of 52.6%(1) and noninterest expense of $64.9 million(2) – continued focus on expense management

Experienced Management

- Management team, on average over 25 years of banking experience
- Continuous strengthening and improvement of executive and senior managers
- Deep in-market relationships drive client-focused business model

1. Please refer to non-U.S. GAAP reconciliation in appendix
2. Noninterest expense, excluding merger related expense
3. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved
4

ENHANCED SCARCITY VALUE IN THE WESTERN U.S. • Listed below are banks and thrifts headquartered in the Western U.S. with assets between $5 and $50 billion(1) • PPBI ranks 5th in assets in the Western U.S. Note: All dollars in millions Source: S&P Global. Market data as of June 18, 2020. Financial data as of March 31, 2020 1. Def ined as banks headquartered in AZ, CA, ID, MT, OR, WA and WY with shares listed on the NASDAQ, NYSE or OTC exchanges. Sorted by total assets 2. Amounts are pro f orma for PPBI’s acquisition of OPB as if it occurred on March 31, 2020 © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 5

COVID-19 RESPONSE • Round 1 processed 2,090 applications for $809 million in loans SBA PPP • Round 2 processed 1,698 applications for $315 million • Average loan size of $296,903, 100% existing clients of PPB • Rapid response and solutions for clients further deepens our already strong relationships • Incorporated legislative, regulatory and accounting guidelines to establish COVID-19 modification program COVID-19 • Each borrower assessed on a case-by-case basis, expectation of full banking relationship with bank Loan • 14.6% of total loans were modified or were in the process of being modified as of May 31, 2020 Modifications • 74% of modified loans are full principal and interest deferrals • 26% are interest-only payments • 71% are 90-day term; 29% are either 120 or 180 day terms Capital and • Capital management is a key focus of the board and executive management Liquidity • No share repurchases during 2020 year-to-date, and stock repurchase program suspended indefinitely • No change to cash dividends • Over $5 billion in available borrowing capacity pro forma with Opus (excludes PPPLF) • Issued $150 million in subordinated debt to further enhance holding company liquidity 1. Please ref er to non-U.S. GAAP reconciliation in appendix © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 6

LOAN MODIFICATIONS Loan Modifications Loan Modifications by Loan Type Commercial real estate 50.7% Multifamily 22.4% SFR and other 0.5% Franchise Commercial 21.8% and industrial 4.5% Interest-Only vs. Full Payment Deferrals by Term (in months) COVID-19 Loan Modification Approach • Established to support customers through the COVID-19 quarantines Interest- 6M Only 26.5% 4M • Needs based – not provided automatically for 3M Full Payment commercial credits Deferrals 3M 73.5% • Interest only or full payment deferral, for 3, 4 or 6 payments 6M 4M • Borrowers contacted prior to expiration to assess current condition – intent to limit further extension of original modification term when reasonable Note: Financial information as of May 31, 2020 1. Pro-Forma loan balances 2. Based on executed modification date and deferment plan selected © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 7

CAPITAL RATIOS • Strong capitalization across all regulatory capital ratios Pro Forma Q1 2020 w/ OPB(3) Well Capitalized Q1 2020 $150 million Regulatory Q4 2019 Q1 2020 w/OPB(2) Subordinated Debt Minimum Lev el Consolidated PPBI Common Equity Ratio 17.09% 16.72% 13.31% 13.21% N/A Tangible Common Equity Ratio(1) 10.30% 10.06% 8.68% 8.62% N/A Leverage Ratio 10.54% 10.68% 9.23% 9.15% 5.00% Common Equity Tier 1 Ratio (CE T1 ) 11.35% 11.59% 10.62% 10.62% 7.00% Tier 1 Ratio 11.42% 11.66% 10.62% 10.62% 8.50% Risk Based Capital Ratio 13.81% 14.23% 13.48% 14.40% 10.50% Pacific Premier Bank Leverage Ratio 12.39% 12.54% 10.36% 10.28% 5.00% Common Equity Tier 1 Ratio (CET1) 13.43% 13.70% 11.93% 11.93% 7.00% Tier 1 Ratio 13.43% 13.70% 11.93% 11.93% 8.50% Risk Based Capital Ratio 13.83% 14.28% 13.51% 13.51% 10.50% 1. Please ref er to non-U.S. GAAP reconciliation in appendix 2. Amounts are pro f orma for PPBI’s acquisition of OPB as if it occurred on March 31, 2020 3. Pro f orma as of March 31, 2020 for $150 million in subordinated debt sold in June 2020. Net cash proceeds of $147.4 million (after underwriting discounts and other assumed expenses) is assumed to carry a 0% risk-weighting. © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 8

Opus Bank Acquisition Closed June 1, 2020

OPUS BANK ACQUISITION RATIONALE

Transformative Merger	• The combined company creates the 5th largest bank in the Western U.S.[1] • Greater operational scale and efficiencies to drive EPS
Geographic Fit and Scale	• Geographic footprint in some of the most attractive metropolitan areas in the Western U.S. • Increases Pacific Premier's presence in California by approximately 60% to $13.0 billion in deposits[2] • PPBI to enter Seattle with $1.2 billion in deposits – creates attractive platform in Pacific Northwest[2]
Complementary Combination	• Diversification of business lines, products, services and clients • Specialty lines of business from Opus, including trust (PENSCO) and escrow (Commerce Escrow) ➢ Trust and Escrow provide approximately $1.8 billion in deposits with a blended cost of 0.04% ➢ Trust and Escrow generates attractive fee income • Accelerates PPBI's ability to invest in technology and further strengthens risk management framework
Timing and Consideration	• Transaction closed on June 1, 2020 • Conversion scheduled for early fourth quarter of 2020 • Opus shareholders received 34.4 million shares of PPBI, or 36.5% ownership in PPBI ➢ $743.9 million total consideration based on PPBI's closing price of $21.62 on May 29, 2020

Source: S&P Global. Financial data as of March 31, 2020 unless otherwise noted
1. Defined as banks headquartered in AZ, CA, ID, MT, OR, WA and WY with shares listed on the NASDAQ, NYSE or OTC exchanges
2. Based on deposit market share data as of June 30, 2019
3. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved
10

ATTRACTIVE FUNDING PROFILE Pro Forma(1) Noninterest- NOW & Interest- Bearing Demand Bearing Demand Noninterest- 12.5% 20.7% Bearing Demand Noninterest- 43.4% Bearing Demand 30.3% CDs 12.6% NOW & CDs Interest- 11.8% Bearing Demand NOW & Interest- 40.1% CDs Bearing Demand 12.2% MMDA & 6.4% MMDA & MMDA & Savings 34.8% Savings Savings 36.9% 38.5% Total Deposits: $9.1 Billion Total Deposits: $6.7 Billion Total Deposits: $15.8 Billion MRQ Cost of Deposits: 0.48% MRQ Cost of Deposits: 0.91% MRQ Cost of Deposits: 0.66% • $1.8 billion in deposits with a blended deposit cost of • Greater deposit diversification 0.04% from PENSCO and Commerce Escrow divisions • Ability to run-off and replace Opus’ higher-cost funding • Strong pro forma core deposit franchise with core deposits at PPBI Note: Financial information as of March 31, 2020 1. Excludes purchase accounting adjustments © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 11

DIVERSIFIES PPBI'S REVENUE STREAM

Noninterest Income



0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$-
0.23%
0.42%
$27
$56
$82
PPBI
OPB
Pro Forma (1)
Noninterest Income
Noninterest Income / Average Assets

- **3x increase in PPBI's pro forma noninterest income to ~$82 million[(1)]**
- **11% of pro forma operating revenue from noninterest income**
- **$1.8 billion in deposits with a blended deposit cost of 0.04%**
- **Meaningful opportunities to expand both lines of business over time**

Pro Forma Operating Revenue (% of Total)



6%
21%
11%
PPBI
OPB
Pro Forma (1)

Opus Noninterest Income Mix (% of Total)



Trust Fees 53%
$56mm
Annualized Q1 2020
Escrow & Exchange 11%
Deposit Fees 10%
Other 19%
BOLI 8%

Specialized Lines of Business

Pacific Premier Trust

- Previously PENSCO Trust Company
- IRA custodian for alternative assets, such as private equity or real estate held in retirement accounts
- $14 billion in assets under custody
- 45,000 customer accounts
- Stable source of low-cost core deposits
- $29 million fee income (annualized based on Q1 results)
- Acquired by Opus in 2016

Commerce Escrow

- Escrow company with 1031 exchange practice
- Synergies with PPBI's existing escrow deposit business
- Provides the bank with $500 million in deposits at 0.09% cost of funds
- $6 million in fee income (annualized based on Q1 results)
- Acquired by Opus in 2015

Note: All dollars in millions. Financial information for three months ended March 31, 2020
Note: Noninterest income excludes gain on sale of investment securities
1. Includes $1.0 million reduction in interchange fees due to Durbin Amendment

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

12

LOAN PORTFOLIO COMPOSITION

- **Diversified loan portfolio with $14.7 billion[1] in outstanding loans**
- **80.0%[1] of loan portfolio is real estate secured**

Loans by Type[1]



Non-CRE
21.9%
CRE
78.1%

Loans by Geography[1][5]



Los Angeles
26.6%
Orange County
12.1%
Other CA
34.7%
WA
6.4%
AZ
6.1%
Other States
14.1%
Total California
73.4%

	PPBI Q1 2020 Balance	PPBI w/ OPB[1] Q1 2020 Balance	PPBI w/ OPB[1] % of Total	PPBI w/ OPB[1] Weighted Average Rates[2]
Investor real estate secured				
CRE non-owner occupied	$ 2,040,198	$ 2,803,259	19.0 %	4.47 %
Multifamily	1,625,682	5,537,969	37.6	4.16
Construction and land	377,525	426,778	2.9	5.65
SBA secured by real estate[3]	61,665	65,044	0.4	6.46
Total investor real estate secured	4,105,070	8,833,050	59.9	4.35
Business real estate secured				
CRE owner-occupied	1,887,632	2,201,053	14.9	4.68
Franchise real estate secured	371,428	371,428	2.5	5.30
SBA secured by real estate[4]	83,640	105,202	0.7	6.25
Total business real estate secured	2,342,700	2,677,684	18.2	4.83
Commercial				
Commercial and industrial	1,458,969	2,326,007	15.8	4.23
Franchise non-real estate secured	547,793	547,793	3.7	5.71
SBA non-real estate secured	16,265	25,362	0.2	6.56
Total commercial	2,023,027	2,899,162	19.7	4.53
Consumer				
Single family residential	237,180	285,088	1.9	4.67
Consumer	46,892	50,076	0.3	3.36
Total consumer	284,072	335,163	2.3	4.47
Total loans held for investment	$ 8,754,869	$ 14,745,059	100.0 %	4.47 %

Note: All dollars in thousands
Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower
1. Amounts are pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020, excluding purchase accounting adjustments
2. As of March 31, 2020 and excludes the impact of fees, discounts and premiums
3. SBA loans that are collateralized by hotel/motel real property
4. SBA loans that are collateralized by real property other than hotel/motel real property
5. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

13

PPB Standalone Loan Portfolio

MANAGED LOAN GROWTH • Prudent, limited net loan growth and proactive credit risk management • PPBI has considered risks of growth at late stages of an economic cycle $16.0 June 2020 Opus Bank ($6.0B loans(1)) $14.6 $14.0 July 2018 $12.0 Acquired Grandpoint No significant organic net loan growth over last 7 quarters Capital, Inc. Nov ember 2017 ($2.4B loans) Acquired Plaza Bancorp $10.0 ($1.1B loans) $8.8 $8.8 $8.9 $8.8 $8.8 $8.7 $8.8 April 2017 $8.0 Acquired Heritage Oaks Bancorp ($1.4B loans) $6.2 $6.2 $6.3 $6.0 $4.9 $5.0 $4.0 $3.4 $2.0 $0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q1 2020 w/ OPB(2) Loans Held for Investment Note: All dollars in billions 1. Loan balance as of March 31, 2020 2. Amount is pro f orma for PPBI’s acquisition of OPB as if it occurred on March 31, 2020 © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 15

LOAN PORTFOLIO COMPOSITION

- **Diversified loan portfolio with $8.8 billion loans outstanding**
- **76.4% of loan portfolio is real estate secured**

Loans by Type



SBA non-real estate secured 0.2%
Single family residential 2.7%
Consumer 0.5%
Franchise non-real estate secured 6.2%
Commercial and industrial 16.7%
SBA secured by real estate (3) 1.0%
Franchise real estate secured 4.2%
CRE non-owner occupied 23.3%
Multifamily 18.6%
CRE owner-occupied 21.6%
Construction and land 4.3%
SBA secured by real estate (2) 0.7%

Loans by Geography*



WA 1.5%
NV 2.2%
Other States 16.3%
Los Angeles 22.3%
AZ 5.4%
Other CA 5.2%
Ventura 1.4%
Santa Barbara 4.9%
Orange County 11.7%
Riverside 8.8%
San Diego 8.1%
San Luis Obispo 6.8%
San Bernardino 5.5%
Total California 74.7%

*Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county.

(dollars in thousands)	Balance	% of Total	Weighted Average Rates (1)
Investor real estate secured			
CRE non-owner occupied	$ 2,040,198	23.3%	4.50%
Multifamily	1,625,682	18.6%	4.27%
Construction and land	377,525	4.3%	5.76%
SBA secured by real estate (2)	61,665	0.7%	6.49%
Total investor real estate secured	4,105,070	46.9%	4.56%
Business real estate secured			
CRE owner-occupied	1,887,632	21.6%	4.77%
Franchise real estate secured	371,428	4.2%	5.30%
SBA secured by real estate (3)	83,640	1.0%	6.67%
Total business real estate secured	2,342,700	26.8%	4.92%
Commercial			
Commercial and industrial	1,458,969	16.7%	4.75%
Franchise non-real estate secured	547,793	6.2%	5.71%
SBA non-real estate secured	16,265	0.2%	6.86%
Total commercial	2,023,027	23.1%	5.02%
Consumer			
Single family residential	237,180	2.7%	4.65%
Consumer	46,892	0.5%	3.26%
Total consumer	284,072	3.2%	4.43%
Total loans held for investment	$ 8,754,869	100.0%	4.76%

Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower
1. As of 3/31/2020 and excluding the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel/motel real property
3. SBA loans that are collateralized by real property other than hotel/motel real property

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

16

INVESTOR REAL ESTATE SECURED: CRE NON-OWNER OCCUPIED

By Property Type



Other
16%
Hotel and Motel
17%
Industrial
12%
Office
29%
Retail
26%

By Geography(1)



WA
2%
NV
3%
AZ
10%
Other States
8%
Los Angeles
20%
Orange County
12%
Riverside
6%
San Bernardino
4%
San Diego
12%
San Luis Obispo
12%
Santa Barbara
5%
Ventura
1%
Other CA
4%

1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county.

Portfolio Characteristics – CRE Non-Owner Occupied	
Loan Balance Outstanding*	$2.0 billion
Number of Loans	1,158
Average Loan Size	$1.8 million
Loan-to-Value (Weighted Average)	50%
DSCR (Weighted Average)	2.2x
Seasoning (Weighted Average)	45 months
Net Charge-Offs in 2019	0.03%

*Excludes SBA loans

Portfolio Fundamentals

- Loans to seasoned owners and managers of income producing real estate who have weathered past downturns
- Core competency for PPBI, an asset class which performed well for the bank during the Great Recession of 2008
- Secured by seasoned properties with stabilized cash flows
- Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states
- Strong underwriting standards with minimum DSCR of 1.25x and maximum loan-to-value of 75%, majority with personal guarantees
- Global cash flow and global DSCR for all loans over $1 million
- Disciplined underwriting uses the lesser of actual or market rents and market vacancy, not projections or pro formas
- 79% of loans are to borrowers who maintain a deposit relationship

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

17

INVESTOR REAL ESTATE SECURED: CRE NON-OWNER OCCUPIED ("NOO") RETAIL AND OFFICE

Retail:

By Geography[1]



WA 2%
NV 4%
Other States 9%
Los Angeles 30%
AZ 10%
Orange County 6%
Other CA 4%
Riverside 9%
Ventura 2%
San Diego 7%
San Bernardino 4%
Santa Barbara 4%
San Luis Obispo 8%

Office:

By Geography[1]



WA 2%
Other States 8%
Los Angeles 17%
NV 3%
AZ 8%
Orange County 23%
Other CA 1%
Ventura 1%
Santa Barbara 4%
San Luis Obispo 14%
San Diego 9%
Riverside 5%
San Bernardino 4%

1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county

Portfolio Characteristics – Retail and Office CRE NOO

	Retail	Office
Loan Balance Outstanding*	$529 million	$592 million
Number of Loans	329	246
Average Loan Size	$1.6 million	$2.4 million
Loan-to-Value (Weighted Average)	47%	55%
DSCR (Weighted Average)	2.3x	1.9x
Seasoning (Weighted Average)	45 months	35 months
Net Charge-Offs in 2019	0.00%	0.00%

*Excludes SBA loans

Portfolio Fundamentals

- Disciplined underwriting uses the lesser of actual or market rents and market vacancy, while considering lease expirations, rollover risk and capital costs

Retail

- PPBI lends on seasoned Class B and C neighborhood centers in well established higher density markets
- No exposure to malls and minimal exposure to big-box retailers

Office

- PPBI lends on seasoned Class B and C properties located near job centers, with emphasis on metro markets and supporting suburbs
- Properties are generally low-rise and garden-style, with minimal exposure to Class A high-rise projects

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

18

INVESTOR REAL ESTATE SECURED: CRE NOO / SBA HOTEL / MOTEL

SBA vs. non-SBA



CRE, non-SBA
85%
SBA
15%

By Geography[1]



NV
3%
AZ
8%
Other States
18%
Los Angeles
5%
Orange County
7%
Riverside
4%
San Bernardino
1%
San Diego
20%
San Luis Obispo
19%
Santa Barbara
9%
Other CA
7%

Note: SBA loans are unguaranteed portion and represent approximately 20% of principal balance for the respective borrower

1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county

Portfolio Characteristics – Hotel / Motel

Loan Balance Outstanding, Total	$418 million	
	CRE, non-SBA	**SBA**
Loan Balance Outstanding	$356 million	$62 million
Number of Loans	112	111
Average Loan Size	$3.2 million	$555,000
Loan-to-Value (Weighted Average)	47%	70%
DSCR (Weighted Average)	2.0x	1.5x
Seasoning (Weighted Average)	57 months	33 months
Net Charge-Offs in 2019	0.18%	1.08%

Portfolio Fundamentals

- No exposure to large conference center hotels, large resorts or casinos
- Mix of flagged properties and boutique hotels without significant exposure to central business districts
- Loans to seasoned hotel operators, generally with significant resources and experience weathering past downturns
- Underwriting consistent with management's conservative approach to Investor Secured CRE, emphasizing actual results and not relying on projections or positive market trends
- SBA represents the retained, unguaranteed portion of approximately 20% of the total outstanding balance

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

19

INVESTOR REAL ESTATE SECURED: MULTIFAMILY Portfolio Characteristics – Multifamily Geographic Distribution Loan Balance Outstanding $1.6 billion Number of Loans 818 Average Loan Size $2.0 million Loan-to-Value (Weighted Average) 57% Other DSCR (Weighted Average) 1.7x States 15% Los Angeles 35% Seasoning (Weighted Average) 35 months WA4% NV 4% Net Charge-Offs in 2019 0.00% AZ 7% Portfolio Fundamentals Other CA Orange 8% County San 7% • Loans to seasoned ow ners of multifamily properties w ith significant operating Diego 9% experience Santa Barbara • Core competency for PPBI, an asset class w hich performed w ell for the bank Riverside 1% during the Great Recession of 2008 5% San Luis San Bernardino • Disciplined underw riting uses the lesser of actual or market rents and market Obispo 4% vacancy, not projections or positive market rent trends 1% • Loans are typically guaranteed by principals or entities w ith significant net w orth and liquidity • Limited non-recourse lending reflects seasoned stabilized properties w ith modest leverage and strong operating results • 71% of multifamily loans are secured by real estate is in California © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 20

INVESTOR REAL ESTATE SECURED: CONSTRUCTION AND LAND Strong collateral, with disciplined underwriting and diligent project management Portfolio Characteristics – Construction and Land Residential 62.6% Loan Balance Outstanding $378 million % Utilization of Commitments* 64.1% Land By Property Industrial 1.1% 7.5% Type Number of Loans 186 Office 1.5% Average Loan Size $2.0 million Retail 3.9% Multifamily Loan-to-Cos t (Weighted Average)* 69% 14.7% Hotel and Motel Loan-to-Value (Weighted Average)* 57% 8.6% Net Charge-Offs in 2019 0.00% *Utilization, loan-to-value and loan-to-cost for construction loans, excluding $28 million of land loans Other States Portfolio Fundamentals 6.0% AZ Los Angeles WA 0.8% 54.9% 1.2% • Minimum of 25% hard cash equity required in all loans Other CA 1.7% • Loans are full recourse with strong and experienced sponsorship By Santa Barbara Geography 0.7% • Internal fund control to monitor and oversee every project San San Luis Obispo Diego 4.0% 12.2% • Consistent and frequent site inspections Orange San Bernardino County • Third party cost and budget analysis w ith appropriate contingency reserves 1.7% 13.7% Riverside • No land or large scale tract development – residential projects are generally 3.0% coastal markets and infill locations © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 21

BUSINESS REAL ESTATE SECURED: CRE OWNER OCCUPIED

By Industry[1]


Real Estate 10%
Other Services 9%
Accommodation and Food Services 6%
Construction 6%
Educational Services 5%
Agriculture 5%
Wholesale Trade 5%
Professional Services 5%
Entertainment 3%
Financial Services 3%
Transport and Warehouse 2%
Administrative and Support 2%
Other 1%
Manufacturing 13%
Health Care 13%
Retail Trade 12%

By Geography[2]


Other States 1%
WA 1%
NV 2%
AZ 5%
Los Angeles 21%
Orange County 10%
Riverside 17%
San Bernardino 11%
San Diego 7%
San Luis Obispo 9%
Santa Barbara 8%
Ventura 3%
Other CA 7%

1 Distribution by North American Industry Classification System (NAICS)
2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county.

Portfolio Characteristics – CRE Owner Occupied

Loan Balance Outstanding*	$1.9 billion
Number of Loans	1,569
Average Loan Size	$1.2 million
Loan-to-Value (Weighted Average)	53%
DSCR (Weighted Average)	1.9x
Seasoning (Weighted Average)	43 months
Net Charge-Offs in 2019	0.00%

*Excludes SBA and Franchise loans

Portfolio Fundamentals

- Business loans backed by owner occupied commercial real estate
- Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states
- Relationship borrowers who are core banking clients of PPBI
- Repayment based on operating cash flows of the business
- Disciplined underwriting based on actual results, not projections
- Diversified by industry and geography

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

22

COMMERCIAL AND INDUSTRIAL

By Industry(1)



Financial Services 11%
Manufacturing 10%
Professional Services 8%
Agriculture 8%
Other Services 8%
Health Care 6%
Wholesale Trade 5%
Accommodation and Food Services 3%
Retail Trade 2%
Transport and Warehouse 2%
Entertainment 2%
Administrative and Support 2%
Other 3%
Real Estate 15%
Construction 14%

By Geography(2)



Los Angeles 17%
Orange County 23%
Riverside 13%
San Bernardino 5%
San Diego 7%
San Luis Obispo 6%
Santa Barbara 8%
Ventura 2%
Other CA 4%
AZ 3%
NV 2%
WA 1%
Other States 8%

1 Distribution by North American Industry Classification System (NAICS)
2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county.

Portfolio Characteristics – Commercial and Industrial

Loan Balance Outstanding*	$1.5 billion
Number of Loans	5,245
Average Loan Size	$278,000
Number of Relationships	3,561
Average Relationship Size	$819,000
Net Charge-Offs in 2019	0.15%

*Excludes SBA and Franchise loans

Portfolio Fundamentals

- Lending focused on small and middle market businesses
- Diversified by industry and geography
- 96% of borrowers have a deposit relationship
- Repayment based on operating cash flows of the business
- Disciplined underwriting based on actual results, not projections
- Minimal exposure to syndicated or leveraged loans

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

23

FRANCHISE LOANS

Franchise portfolio consists of loans to QSRs, a well defined segment with a history of resiliency in a recessionary environment

By Franchise Concepts(1)



Jack In The Box 3%
Domino's 3%
Zaxby's 4%
Denny's 4%
Wendy's 5%
Popeye's 7%
KFC 9%
Sonic 12%
Dunkin' 16%
Burger King 20%
Other 18%

By Geography(2)



Other States 31%
TX 12%
CA 12%
NJ 12%
FL 6%
NC 6%
NY 6%
IL 5%
GA 4%
OH 3%
MI 3%

1. Other category includes 19 different concepts, none of which is more than 3%
2. Based on state of primary real property collateral if available, otherwise borrower address. Other category includes 27 different states, none of which is more than 2%
3. Based upon 2019 industry off-premise statistics compiled by Restaurant Research

Portfolio Characteristics – Franchise Loans	
Loan Balance Outstanding	$919 million
% of Loans Secured by Real Estate Collateral	40%
Number of Relationships	227
Average Relationship Size	$4.0 million
Average Length of Relationship	41 months
Number of Loans	881
Average Loan Size	$1.0 million
FCCR* (Weighted Average)	1.5x
Net Charge-Offs in 2019	0.27%

* Fixed Charge Coverage Ratio includes certain fixed expenses in the denominator and is a more conservative measure than DSCR

Portfolio Fundamentals

- 91% of Franchise portfolio are Quick Service Restaurant ("QSR") brands, fast food with national scale and the resources to innovate and command market share
- Remaining 9% of Franchise portfolio are loans to casual dining and fast casual
- Well diversified by brand, guarantors, geography and collateral type (CRE and C&I)
- 81% of the QSR franchise concepts in our portfolio profile to have drive-thru, takeout and/or delivery capabilities(3)
- Borrowers have over 22 years of franchise operating experience on average, and each borrower operates over 20 store locations on average
- Principals provide personal guarantees and all related loans are cross collateralized and cross defaulted
- Highly disciplined approach, maintain well-defined market niche with minimal exceptions
- Tenured team of bankers experienced multiple economic/brand cycles
- Ongoing portfolio management and communication with owner operators

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

24

CRE TO CAPITAL CONCENTRATION RATIO Experience in managing CRE concentrations well in excess of 300% • CRE concentrations are well-managed across the organization, and semi annually stress tested CRE as a Percent of Total Capital 1000% Annualized Net Charge-Offs (1) Commercial Real Estate 0.10% 800% Multi-Family 0.05% 627% Ma na ged Growth 600% Decreased 499% Grandpoint 415% 389% Acquisition 410% 372% 362% 365%376% 400% 349% 336% 352% 340%336% 356%341%342%332% 310% 316% 326%306% 287%287%275% 295% 200% 0% 2008 2009 2010 2011 2012 2013 2014 2015 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 1Q'20 Pro Forma 1. January 1, 2009 – September 30, 2019 © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 25

CREDIT RISK MANAGEMENT • Credit quality has historically been better than peers, even through the 2009-2011 credit cycle Nonperforming Assets to Total Assets Comparison PPBI Peers 5.00% 4.39 4.26 4.29 4.50% 4.11 4.24 4.23 4.06 3.96 4.04 4.00% 4.30 3.77 3.62 3.48 3.39 3.50% 3.26 3.21 2.93 2.96 3.00% CNB PDNB Acquisition Acquisition 2.50% 2/11/11 4/27/12 2.00% 1.70 1.58 1.66 1.67 1.62 1.36 1.31 1.50% 1.24 1.18 1.08 0.91 1.00% 0.55 0.74 0.74 1.04 0.58 0.59 0.48 0.49 0.44 0.33 0.39 0.40 0.40 0.34 0.50% 0.21 0.48 0.38 0.15 0.20 0.12 0.18 0.17 0.40 0.17 0.11 0.18 0.02 0.01 0.07 0.11 0.07 0.00% Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 Q3 Q1 2009 2009 2010 2010 2011 2011 2012 2012 2013 2013 2014 2014 2015 2015 2016 2016 2017 2017 2018 2018 2019 2019 2020 Source: Federal Deposit Insurance Corporation (“FDIC”) Note: California peer group consists of all insured California institutions Note: As of the date of this presentation, peer data for Q1 2020 had not yet been disclosed by the FDIC © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 26

DELINQUENT LOANS Minor increase in Q1 2020 still reflects low portfolio delinquency 30-59 Days Past Due (% of Total Loans) 60-89 Days Past Due (% of Total Loans) 90+ Days Past Due (% of Total Loans) Total Delinquent Loans / Allowance for Credit Losses © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 27

ASSET QUALITY TRENDS Highly disciplined credit risk management, proactive loss mitigation strategies Special Mention Loans (% of Total Loans) Substandard Loans (% of Total Loans) Nonperforming Loans (% of Total Loans) Annualized Net Charge-Offs (% of Average Loans) © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 28

PPBI Q1 2020 Financial Overview

HIGHLIGHTS – Q1 2020 • Net income of $25.7 million or $0.43 per diluted share • ROAA of 0.89%, ROAE of 5.05% and ROATCE of 9.96%(1) Earnings • Pre-tax pre-provision income of $58.7 million(1), compared to $56.2 million in Q1 2019, or a 4.6% increase • Efficiency ratio of 52.6%(1) and noninterest expense of $64.9 million(2) – continued focus on expense management • Net interest margin of 4.24%; core net interest margin of 4.08%(1), which decreased 2 bps compared to Q4 2019 • Loan portfolio of $8.8 billion, an increase of $32.6 million, or 0.4%, from Q4 2019 • Loan / deposit ratio of 96.3%, compared to 98.0% in Q4 2019 – Q1 2020 was lowest ratio at quarter-end since 2014 Loans • New loan commitments of $443.7 million in Q1 2020 at a 4.59% weighted average rate • Utilization rate for C&I loans was 50.6%, an increase from 44.3% for Q4 2019 • Total delinquent loans were 0.33% of total loan portfolio, which was an increase from 0.22% in Q4 2019 • Nonperforming assets were 0.18% of total assets, which was an increase from 0.08% in Q4 2019 Asset • Allowance for credit losses of $115.4 million, or 1.32% of total loans held for investment – reflects CECL implementation Quality • Fair value net discount on acquired loans of $35.9 million, or 0.41% of total loans; or 1.73% combined with ACL • Net charge-offs of $1.3 million; net charge-offs were 0.02% of average loans, or 0.06% on annualized basis • Deposits of $9.1 billion; non-maturity are 88% and noninterest-bearing checking are 43%, as percentages of total deposits • Non-maturity deposit growth of $897 million, or an increase of 12.6% compared to Q1 2019 Deposits • Non-maturity deposit growth of $170 million, or an increase of 8.7% annualized compared to Q4 2019 • Average cost of deposits decreased to 0.48% from 0.58% in Q4 2019; cost of deposits was 0.40% at March 31, 2020 • Tangible book value per share of $18.60(1), an increase of 5.9% compared to Q1 2019 Capital • Paid quarterly dividend of $14.9 million, or $0.25 per share 1. Please ref er to non-U.S. GAAP reconciliation in appendix 2. Noninterest expense, excluding merger related expense © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 30

CORE EARNINGS AND EFFICIENCIES • Capital generation from pre-tax pre-provision income and operating efficiencies • Since 2013:  Compound annual growth for total revenue of 38% and pre-tax pre-provision income of 45%(1)  Efficiency ratio improved from 64.7% to 52.6%(1) Revenue and Efficiency Ratio(1) Pre-Tax Pre-Provision Income(1) 70.0% $600.0 5.00% $235.0 $250.0 $224.1 64.7% 65.0% $494.6 $482.5 $500.0 61.3% 4.00% $192.3 $200.0 $423.7 60.0% 55.9% $400.0 55.0% 53.6% 3.00% $150.0 52.6% $131.7 $278.6 $300.0 2.19% 50.8% 1.99% 2.16% 2.03% 50.0% 51.0% 1.96% 1.94% 51.6% 2.00% 1.84% $100.0 1.62% $172.7 $200.0 $79.0 45.0% $120.7 $52.2 $87.0 1.00% $50.0 $67.3 $100.0 $33.6 40.0% $23.4 35.0% $- 0.00% $- 2013 2014 2015 2016 2017 2018 2019 Q1 2020 2013 2014 2015 2016 2017 2018 2019 Q1 2020 (2)(1) (1)(2) Total Revenue Efficiency Ratio Pre-Tax Pre-Provision Income PTPP / Average Assets Note: All dollars in millions 1. Please ref er to non-U.S. GAAP reconciliation in appendix 2. Annualized © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 31

NET INTEREST MARGIN • Stable core net interest margin, despite challenging interest rate environment • 79% of loan portfolio is currently at the floor rate, fixed rate or fixed period adjustable rate loans Reported and Core Net Interest Margin 5.70% 5.59% 5.52% 5.56% 5.57% 5.59% 5.39%5.45% 5.44% 5.50% 5.32% 5.31% 5.27% 5.30% Loan 5.37% 5.34% 4.60% 4.48% 4.43% 4.44% 5.10% 5.28% 5.31% 5.31% 4.37% 4.36% Yields 5.18% 5.18% 5.17% 4.28% 4.33% 4.90% 5.13% 5.08% 4.40% 4.21% 4.25% 4.24% 5.04% 4.18% 4.70% 4.20% 4.24% 4.50% 4.20% 4.18% 4.21% 4.00% 4.12% 4.30% 4.09% 4.06% 4.08% 4.10% 4.08% 3.80% 3.93% 4.10% 3.60% 3.90% 3.70% 3.40% 2013 2014 2015 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 3.20% 2019 2019 2019 2019 2020 3.00% Reported Loan Yield Core Loan Yield (1) 2.80% 2.60% 2013 2014 2015 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 0.80% 0.73% 0.72% 2019 2019 2019 2019 2020 0.70% 0.63% 0.58% Reported Net Interest Margin Core Net Interest Margin (1) 0.60% 0.51% Cost of 0.48% Deposits 0.50% 0.40% 0.34% 0.34% 0.32% 0.28% 0.28% 0.30% 0.20% 0.10% 0.00% 2013 2014 2015 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 2019 2019 2019 2019 2020 Cost of Deposits 1. Please ref er to non-U.S. GAAP reconciliation in appendix. Core net interest margin and core loan yield exclude accretion and other one-time adjustments. © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 32

CECL IMPLEMENTATION

- Full implementation of CECL in Q1 2020 – PPBI was prepared for CECL and chose not to delay the adoption
- PPBI has elected the 2-year delay for regulatory capital ratios; a 5-year total transitionary period
- CECL "Day-1" impact of $64.0 million increase to the Allowance for Credit Losses ("ACL"), including $55.7 million for loans outstanding and $8.3 million for unfunded commitments
- Provision expense for Q1 of $25.5 million ("Day-2"), driven almost entirely by deteriorating economic forecasts
- Allowance for Credit Losses of $115.4 million, which is 1.32% of total loans held for investment
- Allowance for Credit Losses plus $35.9 million of fair value marks on acquired loans equals 1.73% of loss absorbing capacity

Allowance for Credit Losses

	Loans Held for Investment	Unfunded Commitments	Total: Allowance for Credit Losses
Beginning Balance, as of 12/31/2019	$ 35,698	$ 3,279	$ 38,977
Plus: Adoption of CECL ("Day-1")	55,686	8,285	63,971
Less: Charge-Offs	1,436	-	1,436
Plus: Recoveries	92	-	92
Plus: Provision Expense ("Day-2")	25,382	72	25,454
Ending Balance, as of 3/31/2020	$ 115,422	$ 11,636	$ 127,058
% Increase Since 12/31/2019	223%	255%	226%

Allowance for Credit Losses + Fair Value Mark

	Balance	% of Total Loans Held for Investment
Allowance for Credit Losses	$ 115,422	1.32%
Plus: Fair Value Mark on Acquired Loans	35,913	0.41%
Total Allowance + Fair Value Mark	$ 151,335	1.73%

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

33

CECL – MODEL ASSUMPTIONS

- **Life-of-loan CECL reserves**
  - Driven by our portfolio characteristics, risk-grading methodology, the macro-economic outlook, and modeling methodology
- **Key methodology assumptions**
  - Quantitative model uses loan-level probability of default / loss given default discounted cash flows as the primary basis for loss estimation
  - Reasonable and supportable weighted, multi-scenario 2-year economic forecast
  - 3-year linear reversion to mean historical loss
- **Updated economic forecast**
  - Moody's probability weighted critical pandemic forecast as of March 20th
  - Subsequently benchmarked against updated Moody's "Critical Pandemic" baseline as of March 27th
  - Key economic inputs include GDP, Unemployment, and CRE pricing index
  - Based on economic data and forecasts since March 31st, likely higher provisioning at June 30, 2020

Allowance for Credit Losses – by Loan Type

	12/31/2019		Day-1 1/1/2020		Day-2 3/31/2020	
	ALLL Balance	% of Loans	ALLL Balance	% of Loans	ALLL Balance	% of Loans
Investor real estate secured						
CRE non-owner occupied	$ 1,899	0.09 %	$ 10,322	0.50 %	$ 15,896	0.78 %
Multifamily	729	0.05	9,903	0.63	14,722	0.91
Construction and land	4,484	1.02	4,360	0.99	9,222	2.44
SBA secured by real estate(1)	1,915	2.80	514	0.75	935	1.52
Business real estate secured						
CRE owner-occupied	2,781	0.15	22,947	1.24	26,793	1.42
Franchise real estate secured	592	0.17	5,791	1.64	7,503	2.02
SBA secured by real estate(2)	2,119	2.40	4,326	4.89	4,044	4.84
Commercial loans						
Commercial and industrial	13,857	0.99	13,944	1.00	15,742	1.08
Franchise non-real estate secured	5,816	1.03	15,030	2.66	16,616	3.03
SBA non-real estate secured	445	2.55	663	3.80	516	3.17
Consumer						
Single family residential	655	0.26	1,196	0.47	1,137	0.48
Consumer loans	406	0.80	2,388	4.68	2,296	4.90
Totals	**$ 35,698**	**0.41 %**	**$ 91,384**	**1.05 %**	**$115,422**	**1.32 %**

ACL Key Attributions (% of Total)

Day-1


Acquired portfolios 31%
Economic forecast 6%
Unfunded Commitments 13%
Life of loan loss 50%

Day-2


Economic forecast 79%
Portfolio / Asset Quality changes -4%
Qual. economic factors 25%

Note: All dollars in thousands
1. SBA loans that are collateralized by hotel/motel real property
2. SBA loans that are collateralized by real property other than hotel/motel real property

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

34

PPBI’s Key Attributes

CULTURE AT PACIFIC PREMIER BANK Our culture is defined by our Success Attributes © 2019 Pacif ic Premier Bancorp, Inc. | All rights reserved 36

ENVIRONMENTAL, SOCIAL, GOVERNANCE

Corporate giving and responsibility is a pillar of our business culture

We believe in doing our part to strengthen our communities through responsible employee business practices, robust corporate governance and shareholder friendly policies.

2019 Highlights[1]:

#1 Rating
ISS Composite QualityScore for Governance

$2,961,972
Charitable Community Support

5,196
Volunteer Hours

2019 Recycling

465,765 Pounds

233 Tons

Our employees are leaders working with our 300+ community partners:

- Serve on Boards and committees
- Provide financial and technical expertise
- Promote community development missions

By shredding and recycling we have saved:

- **3,959** Trees
- **466** Barrels of Oil
- **699** Cubic Yards of Landfill
- **1,630,176** Gallons of Water

1. Data from 1/1/2019-12/31/2019

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

37

CONCLUDING THOUGHTS  We have maintained a strong credit culture in both good times and bad  Enterprise-wide risk management has been, and continues to be a key strength of our organization  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011  Financial results remain solid – strong capital ratios and core earnings  Our culture differentiates us and drive fundamentals for all stakeholders  We believe we are well-positioned to take advantage of opportunities which arise from this economic crisis  Shareholder value is our key focus – building long term value for our owners © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 38

Appendix Material

NON-U.S. GAAP FINANCIAL MEASURES

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below.

		Q1 2019		Q4 2019		Q1 2020		Q1 2020 w/ OPB[1]
Total stockholders' equity	$	2,007,064	$	2,012,594	$	2,002,917	$	2,664,982
Less: Intangible assets		(904,846)		(891,634)		(887,671)		(1,013,814)
Tangible common equity	**$**	**1,102,218**	**$**	**1,120,960**	**$**	**1,115,246**	**$**	**1,651,168**
Total assets	$	11,580,495	$	11,776,012	$	11,976,209	$	20,029,815
Less: Intangible assets		(904,846)		(891,634)		(887,671)		(1,013,814)
Tangible assets	**$**	**10,675,649**	**$**	**10,884,378**	**$**	**11,088,538**	**$**	**19,016,001**
Common equity ratio		17.33%		17.09%		16.72%		13.31%
Less: intangible ratio		(7.01%)		(6.79%)		(6.66%)		(4.62%)
Tangible common equity ratio		**10.32%**		**10.30%**		**10.06%**		**8.68%**
Basic shares outstanding		62,773,147		59,506,057		59,975,281		94,382,767
Book value per share	$	31.97	$	33.82	$	33.40	$	28.24
Less: Intangible book value per share		(14.41)		(14.98)		(14.80)		(10.74)
Tangible book value per share	**$**	**17.56**	**$**	**18.84**	**$**	**18.60**	**$**	**17.49**

Note: All dollars in thousands, except per share data
1. Amount is pro forma for PPBI's acquisition of OPB as if it occurred on March 31, 2020

© 2020 Pacific Premier Bancorp, Inc. | All rights reserved

40

NON-U.S. GAAP FINANCIAL MEASURES Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodw ill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below . Three Months Ended, 3/31/2019 12/31/2019 3/31/2020 Net Income $38,718 $41,098 $25,740 Plus: CDI amortization expense 4,436 4,247 3,965 Less: CDI amortization expense tax adjustment(1) 1,288 1,218 1,137 Net income for average tangible common equity $41,866 $44,127 $28,568 Average stockholders' equity $1,991,861 $2,004,815 $2,037,126 Less: Average CDI 98,984 85,901 81,744 Less: Average goodwill 808,726 808,322 808,322 Average tangible common equity $1,084,151 $1,110,592 $1,147,060 Return on average equity(2) 7.78% 8.20% 5.05% Return on average tangible common equity(2) 15.45% 15.89% 9.96% Note: All dollars in thousands 1. CDI amortization expense adjusted by statutory tax rate 2. Annualized © 2020 Pacif ic Premier Bancorp, Inc. | All rights reserved 41

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gains/(loss) on sale of securities, OTTI impairment - securities, gain/(loss) on sale of other real estate owned, and gain / (loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	QTD Q1 2020
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 66,631
Less: CDI amortization	764	1,014	1,350	2,039	6,144	13,594	17,245	3,965
Less: Merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	1,724
Less: Other real estate owned operations, net	618	75	121	385	72	4	160	14
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 60,928**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 109,175
Add: Total noninterest income (loss)	8,811	13,377	14,388	19,602	31,114	31,027	35,236	14,475
Less: Net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	7,760
Less: OTTI impairment - securities	(4)	(29)	-	(205)	1	4	2	-
Less: Net gain (loss) from other real estate owned	-	-	-	-	46	281	52	-
Less: Net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,085**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 115,890**
Efficiency Ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**52.6%**

Note: All dollars in thousands

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NON-U.S. GAAP FINANCIAL MEASURES

Pre-tax pre-provision income is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate the pre-tax pre-provision income by excluding income tax, provision for credit losses, and merger related expenses from the net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-tax pre-provision income is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	Q1 2019	QTD Q1 2020	QTD Q1 2020[(1)]
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 131,243	$ 123,789	$ 495,156
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	19,837	14,614	58,456
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	111,406	109,175	436,700
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	7,681	14,475	57,900
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	119,087	123,650	494,600
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	63,577	66,631	266,524
Add: Merger related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	655	1,724	6,896
Pre-tax pre-provision income	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 56,165**	**$ 58,743**	**$ 234,972**
Average Assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,622,476**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$ 11,546,912**	**$ 11,563,529**	**$ 11,591,336**	**$ 11,591,336**
PTPP / Average Assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**0.49%**	**0.51%**	**2.03%**

Note: All dollars in thousands
1. Annualized

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NON-U.S. GAAP FINANCIAL MEASURES

Core net interest income and core net interest margin are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CD and nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

Core loan interest income and core loan yields are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate core loan interest income by excluding scheduled accretion income, accelerated accretion income and nonrecurring nonaccrual interest paid from loan interest income. The core loan yield is calculated as the ratio of core loan interest income to average loans. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 111,406	$ 110,641	$ 112,335	$ 112,919	$ 109,175
Less: Accretion income	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105
Less: Premium amortization on CD	139	143	200	411	969	1,551	201	124	124	72	63
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-
Core net interest income	$ 55,064	$ 71,565	$ 101,712	$ 143,486	$ 233,632	$ 375,078	$ 107,239	$ 105,460	$ 106,148	$ 106,851	$ 105,007
Average interest-earning assets	$ 1,399,806	$ 1,750,871	$ 2,503,009	$ 3,414,847	$ 5,583,774	$ 8,836,075	$ 10,339,248	$ 10,363,988	$ 10,228,878	$ 10,347,009	$ 10,363,570
Net interest margin	**4.18%**	**4.21%**	**4.25%**	**4.48%**	**4.43%**	**4.44%**	**4.37%**	**4.28%**	**4.36%**	**4.33%**	**4.24%**
Core net interest margin	**3.93%**	**4.09%**	**4.06%**	**4.20%**	**4.18%**	**4.24%**	**4.21%**	**4.08%**	**4.12%**	**4.10%**	**4.08%**

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Loan interest income	$ 58,089	$ 75,751	$ 111,097	$ 157,935	$ 251,027	$ 415,410	$ 121,476	$ 121,860	$ 122,974	$ 119,353	$ 113,265
Less: Loan accretion	3,241	1,927	4,387	9,178	12,901	16,082	3,805	4,950	6,026	5,828	4,105
Less: Nonrecurring nonaccrual interest paid	-	-	-	-	-	-	161	107	37	168	-
Core loan interest income	$ 54,848	$ 73,824	$ 106,710	$ 148,757	$ 238,126	$ 399,328	$ 117,510	$ 116,803	$ 116,911	$ 113,357	$ 109,160
Average loans	$ 1,039,654	$ 1,424,727	$ 2,061,788	$ 2,900,379	$ 4,724,808	$ 7,527,004	$ 8,867,159	$ 8,779,440	$ 8,728,536	$ 8,700,690	$ 8,645,252
Loan yield	**5.59%**	**5.32%**	**5.39%**	**5.45%**	**5.31%**	**5.52%**	**5.56%**	**5.57%**	**5.59%**	**5.44%**	**5.27%**
Core loan yield	**5.28%**	**5.18%**	**5.18%**	**5.13%**	**5.04%**	**5.31%**	**5.37%**	**5.34%**	**5.31%**	**5.17%**	**5.08%**

Note: All dollars in thousands

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